            IMMEDIATE                                           October 10, 1996


J.P. MORGAN REPORTS 1996 THIRD QUARTER RESULTS

J.P. Morgan & Co. Incorporated reported net income of $276 million in the third quarter of 1996, 23% lower than in the third quarter of 1995. Earnings per share were $1.32 compared with $1.78 a year ago.

The 1996 third quarter earnings reflected a special charge of $71 million ($42 million after tax, or $0.21 per share) related to the previously announced formation of a strategic alliance to manage parts of the firm's global technology infrastructure. Excluding the charge, net income totaled $318 million in the third quarter of 1996, 12% lower than in the third quarter of 1995.

Net income for the first nine months of 1996, including the third quarter special charge, totaled $1.155 billion, up 24% from $930 million a year earlier. Earnings per share in the first nine months were $5.60 compared with $4.62 a year ago. Nine-month earnings in 1995 included a first quarter charge of $55 million ($33 million after tax, or $0.17 per share) related primarily to severance.

Douglas A. Warner III, chairman, said: "Year-to-date performance is well ahead of last year, although third quarter results did not achieve the levels of the first two quarters. The mix of our revenues reflected sustained momentum in client-related business activities, with investment banking revenues up more than 50 percent as our market share continued to grow. Trading revenues for the first nine months nearly doubled, and investment management fees showed solid growth."

     THIRD QUARTER RESULTS AT A GLANCE

                                                                                                              Second
                                                                             Third quarter                   quarter
         In millions of dollars, except per share data                    1996             1995                 1996
         -----------------------------------------------------------------------------------------------------------
         Revenues                                                      $ 1,549         $  1,549             $  1,761
         Operating expenses                                             (1,137)          (1,022)              (1,104)
         Income taxes                                                     (136)            (167)                (217)
         -----------------------------------------------------------------------------------------------------------
         Net income                                                    $   276         $    360             $    440
         Net income per share                                            $1.32            $1.78                $2.14
         -----------------------------------------------------------------------------------------------------------
         Dividends declared per share                                    $0.81            $0.75                $0.81

     REVENUES equaled the level in the third quarter of 1995:

         - Trading revenue rose 28% to $510 million due to higher results in fixed income and foreign exchange. Combined trading and related net interest revenue was up 35% to $575 million.

         -  Investment banking revenue was up 19% to $233 million.

         - Investment management fees grew 9%. Credit-related fees were flat, and operational service fees were lower as a result of the sale of the firm's custody business in late 1995.

         -  Net interest revenue declined 16% to $425 million.



--------------------------------------------------------------------------------
Press contact:                  William McBride                     212/648-9537
Investor contact:               Ann B. Patton                       212/648-9446

         - Other revenue decreased 52% to $69 million due to lower net equity investment securities gains.

     OPERATING EXPENSES, excluding the special charge, rose 4% from a year ago.

     IN OTHER DEVELOPMENTS, Morgan announced in August an agreement to sell its institutional U.S. cash-processing business. The sale is expected to close in the fourth quarter, subject to regulatory approvals, and is not expected to have any material effect on Morgan's ongoing financial results.

     Morgan completed the agreement to form the Pinnacle Alliance in July. The firm expects to achieve aggregate savings of approximately 15% on projected technology costs over the seven-year life of the Alliance agreement after the special charge.

The remainder of this release contains information on specific areas of results, a financial summary, and the consolidated financial statements.

REVENUES

Revenues totaled $1.549 billion in the third quarter of 1996, equal to the level in the year-earlier quarter. Revenues in the third quarter trailed the levels in the first two quarters of 1996 primarily because of lower trading results and lower net equity investment securities gains. For the first nine months of 1996, revenues were up 15% to $5.050 billion from the corresponding 1995 period.

NET INTEREST REVENUE, the aggregate of interest revenue and expense generated by the firm's asset and liability management, credit-related, and trading activities, declined 16% to $425 million from the third quarter of 1995. The principal factor in the decline was the maturing of higher-yielding asset and liability management positions.

TRADING REVENUE rose 28% to $510 million in the third quarter from $399 million a year earlier. Trading revenue for the first nine months of 1996 totaled $1.965 billion, up from $1.007 billion in the corresponding 1995 period. Year-to-date trading revenues in both developed and emerging markets were strong and diversified across the firm's products.

Reported trading revenue does not include net interest revenue associated with trading activities, which was $65 million in the third quarter of 1996 and $26 million a year ago.

Combined trading and related net interest revenue rose to $575 million in the third quarter from $425 million a year earlier. (For details, see the table of combined trading and related net interest revenue by principal product groupings on page 11.) Combined revenue from fixed income rose to $448 million in the third quarter from $308 million in the year-earlier quarter, driven by continued strong client demand for swaps and for government and corporate securities. Combined revenue from equities was $39 million compared with $52 million a year earlier. Foreign exchange combined revenue increased to $64 million from $29 million in the third quarter of 1995, largely in emerging markets.

INVESTMENT BANKING REVENUE increased 19% to $233 million in the third quarter. Underwriting revenue grew to $83 million from $71 million a year ago. Advisory and syndication fees in the third quarter rose to $150 million from $124 million a year earlier.

For the third quarter of 1996, J.P. Morgan ranked as the fourth largest underwriter of U.S. debt and equity issues, according to Securities Data Co. In advisory activities, Securities Data Co. ranked J.P. Morgan sixth in completed mergers and acquisitions worldwide and fourth in pending transactions in the first nine months of 1996.

CREDIT-RELATED FEES of $39 million in the third quarter were flat compared with the third quarter of 1995. Excluding revenues from the custody business, which was sold in 1995, and from the discontinued cash-processing businesses, credit-related fees rose 13% from a year earlier.

INVESTMENT MANAGEMENT FEES advanced 9% to $164 million from a year ago, as assets under management rose, primarily from net new business. Assets under management at September 30, 1996, were approximately $193 billion.

OPERATIONAL SERVICE FEES in the third quarter totaled $98 million, 28% lower than in the third quarter of 1995. Excluding revenues from the custody and cash-processing businesses, operational service fees were unchanged.

NET INVESTMENT SECURITIES GAINS were $11 million in the third quarter, compared with net losses of $22 million in the third quarter of 1995.

OTHER REVENUE was $69 million in the third quarter, compared with $145 million a year earlier. The 1996 third quarter reflected net equity investment securities gains of $56 million, compared with $91 million in the year-earlier quarter.

OPERATING EXPENSES

Operating expenses were $1.137 billion in the third quarter, compared with $1.022 billion in the third quarter of 1995. Excluding the technology-related special charge and expenses associated with the custody and cash-processing businesses, 1996 third quarter operating expenses grew 10% from a year earlier. Employee compensation & benefits rose primarily due to higher incentive compensation accruals, reflecting the increasing proportion of revenue from our client-based businesses and more competitive market conditions. Other expenses increased due to higher levels of business activity.

The formation of the Pinnacle Alliance resulted in a special charge of $71 million, which is reflected in technology & communications expenses. Approximately 700 employees in areas covered by the agreement were transferred to Alliance firms. Costs associated with the transferred employees, previously reflected in employee compensation & benefits, are now reflected in payments to the Alliance and included in technology & communications expenses.

At September 30, 1996, staff totaled 15,188 employees compared with 16,394 employees at September 30, 1995. Income tax expense of $136 million in the third quarter was based on an effective tax rate of 33% versus 32% in the third quarter of 1995.

ASSETS

Total assets were $212 billion at September 30, 1996, compared with $199 billion at June 30, 1996. Nonperforming assets increased by $27 million to $161 million during the third quarter as repayments and charge-offs were more than offset by assets newly classified as nonperforming. No provision for credit losses was deemed necessary in the 1996 third quarter. The allowance for credit losses was $1.113 billion at September 30, 1996. (For details, see asset quality tables on page 12.)

CAPITAL

At September 30, 1996, J.P. Morgan's estimated Tier 1 and total risk-based capital ratios were 8.0% and 11.5%, respectively, compared with Tier 1 and total risk-based capital ratios of 8.2% and 11.7% at June 30, 1996. The leverage ratio was 6.2% at September 30, 1996 and 6.3% at June 30, 1996.

At September 30, 1996, stockholders' equity included approximately $317 million of net unrealized appreciation on debt investment and marketable equity investment securities, net the related deferred tax liability of $178 million. Net unrealized appreciation was $367 million at June 30, 1996. The net unrealized appreciation on debt investment securities was $224 million and $226 million at September 30, 1996, and June 30, 1996, respectively. The net unrealized appreciation on marketable equity investment securities was $271 million and $343 million at September 30, 1996, and June 30, 1996, respectively.

                                    #   #   #



J.P. Morgan is a global banking firm that serves clients with complex financial needs through an integrated range of advisory, financing, trading, investment, and related capabilities.

Attached are the financial summary, the interim consolidated financial statements which are unaudited, the combined trading and related net interest revenue table, and the asset quality tables. J.P. Morgan news releases, including quarterly financial results, are available on the Internet (http://www.jpmorgan.com).

FINANCIAL SUMMARY
J. P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

Dollars in millions, except per share data

                                                      Third Quarter              Second                Nine Months
                                              ----------------------------       Quarter      ----------------------------
                                                  1996            1995            1996            1996            1995
                                              ----------------------------------------------------------------------------
Net Income                                    $        276    $        360    $        440    $      1,155    $        930

PER COMMON SHARE
Net income (a)                                $       1.32    $       1.78    $       2.14    $       5.60    $       4.62
Dividends declared                                    0.81            0.75            0.81            2.43            2.25
Book value (b)                                       52.62           49.36           52.40
--------------------------------------------------------------------------------------------------------------------------

Weighted-average number of common and
     common equivalent shares outstanding      201,755,770     199,300,749     202,063,927     202,029,375     198,179,495
--------------------------------------------------------------------------------------------------------------------------

Dividends declared on common stock            $        151    $        140    $        151    $        454    $        422
Dividends declared on preferred stock                    9               6               7              24              18

SELECTED RATIOS
Annualized rate of return on average
     common stockholders' equity (c)                  10.3%           14.9%           17.1%           14.8%           13.2%
As % of period-end total assets:
     Common equity                                     4.9             5.4             5.2
     Total equity                                      5.2             5.7             5.5

Regulatory capital ratios (d)
     Tier 1 risk-based capital ratio                   8.0             8.5             8.2
     Total risk-based capital ratio                   11.5            12.5            11.7
     Leverage ratio                                    6.2             6.3             6.3
--------------------------------------------------------------------------------------------------------------------------

AVERAGE BALANCES
     Debt investment securities (e)           $     23,171    $     21,542    $     25,880    $     24,450    $     21,636
     Loans                                          26,976          23,777          28,514          27,603          24,029
     Total interest-earning assets                 171,409         132,423         167,087         167,055         132,255
     Total assets                                  211,452         174,014         209,691         208,683         174,731
     Total interest-bearing liabilities            162,175         124,442         158,123         158,371         125,948
     Total liabilities                             200,431         164,055         198,807         197,822         164,972
     Common stockholders' equity                    10,327           9,465          10,190          10,194           9,265
     Total stockholders' equity                     11,021           9,959          10,884          10,861           9,759

Net interest earnings (fully taxable basis)            445             534             419           1,282           1,598
Net yield on interest-earning assets                  1.03%           1.60%           1.01%           1.03%           1.62%
--------------------------------------------------------------------------------------------------------------------------

Employees at period-end                             15,188          16,394          15,391
--------------------------------------------------------------------------------------------------------------------------

(a) Earnings per share amounts represent both primary and fully diluted earnings per share, except for the nine months ended September 30, 1996 and 1995. Fully diluted earnings per share were $5.57 and $4.57 for the nine months ended September 30, 1996 and 1995, respectively.

(b) Excluding the impact of SFAS No. 115, the book value per common share would have been $51.01, $46.82, and $50.54 for the three months ended September 30, 1996, September 30, 1995, and June 30, 1996, respectively.

(c) Excluding the impact of SFAS No. 115, the annualized rate of return on average common stockholders' equity would have been 10.6%, 15.6%, and 17.8% for the three months ended September 30, 1996, September 30, 1995, and June 30, 1996, respectively, and 15.5% and 13.8% for the nine months ended September 30, 1996 and 1995, respectively.

(d) In accordance with the Federal Reserve Board guidelines, these ratios exclude the equity, assets and off-balance-sheet exposures of J.P. Morgan Securities, Inc. and the effect of SFAS No. 115. Risk-based capital ratios for September 30, 1996, are estimates.

(e) Average debt investment securities are computed based on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.

CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

In millions, except per share data
                                                                      Three months ended
                                            --------------------------------------------------------------------
                                            September 30  September 30     Increase/     June 30       Increase/
                                                    1996          1995    (Decrease)        1996      (Decrease)
                                            --------------------------------------------------------------------
NET INTEREST REVENUE
Interest revenue                               $2,675       $ 2,453        $ 222        $ 2,559        $ 116
Interest expense                                2,250         1,946          304          2,162           88
------------------------------------------------------------------------------------------------------------

Net interest revenue                              425           507          (82)           397           28



NONINTEREST REVENUE
Trading revenue                                   510           399          111            697         (187)
Investment banking revenue                        233           195           38            210           23
Credit-related fees                                39            38            1             38            1
Investment management fees                        164           150           14            172           (8)
Operational service fees                           98           137          (39)           104           (6)
Net investment securities gains (losses)           11           (22)          33            (51)          62
Other revenue                                      69           145          (76)           194         (125)
------------------------------------------------------------------------------------------------------------
Total noninterest revenue                       1,124         1,042           82          1,364         (240)

Total revenue                                   1,549         1,549           --          1,761         (212)

OPERATING EXPENSES
Employee compensation and benefits                685           648           37            737          (52)
Net occupancy                                      74            87          (13)            76           (2)
Technology and communications                     248           169           79            158           90
Other expenses                                    130           118           12            133           (3)
------------------------------------------------------------------------------------------------------------
Total operating expenses                        1,137         1,022          115          1,104           33

Income before income taxes                        412           527         (115)           657         (245)
Income taxes                                      136           167          (31)           217          (81)
------------------------------------------------------------------------------------------------------------
Net income                                        276           360          (84)           440         (164)

PER COMMON SHARE
Net income (a)                                 $ 1.32       $  1.78       ($0.46)       $  2.14       ($0.82)
Dividends declared                               0.81          0.75         0.06           0.81           --
------------------------------------------------------------------------------------------------------------


(a) Earnings per share amounts represent both primary and fully diluted earnings per share.

CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

In millions, except per share data
                                                     Nine months ended
                                          ---------------------------------------
                                          September 30  September 30    Increase/
                                                  1996          1995   (Decrease)
                                          ---------------------------------------
NET INTEREST REVENUE
Interest revenue                               $ 7,788        $7,328       $ 460
Interest expense                                 6,570         5,813         757
--------------------------------------------------------------------------------
Net interest revenue                             1,218         1,515        (297)



NONINTEREST REVENUE
Trading revenue                                  1,965         1,007         958
Investment banking revenue                         644           426         218
Credit-related fees                                115           122          (7)
Investment management fees                         493           418          75
Operational service fees                           315           417        (102)
Net investment securities gains (losses)           (28)           20         (48)
Other revenue                                      328           461        (133)
--------------------------------------------------------------------------------
Total noninterest revenue                        3,832         2,871         961

Total revenue                                    5,050         4,386         664

OPERATING EXPENSES
Employee compensation and benefits               2,152         1,890         262
Net occupancy                                      223           246         (23)
Technology and communications                      564           506          58
Other expenses                                     387           366          21
--------------------------------------------------------------------------------
Total operating expenses                         3,326         3,008         318

Income before income taxes                       1,724         1,378         346
Income taxes                                       569           448         121
--------------------------------------------------------------------------------
Net income                                       1,155           930         225

PER COMMON SHARE
Net income (a)                                 $  5.60        $ 4.62       $0.98
Dividends declared                                2.43          2.25        0.18
--------------------------------------------------------------------------------


(a) See Financial summary for per common share data assuming full dilution.

                                        9
CONSOLIDATED BALANCE SHEET
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------


Dollars in millions                                                                               September 30   June 30 December 31
                                                                                                          1996      1996        1995
                                                                                                  ----------------------------------
ASSETS
Cash and due from banks                                                                               $  1,088  $    651    $  1,535
Interest-earning deposits with banks                                                                     2,193     1,427       1,986
Debt investment securities available for sale carried at fair value (Cost: $26,341 at
  September 1996, $22,486 at June 1996, and $24,154 at December 1995)                                   26,565    22,712      24,638
Trading account assets                                                                                  80,784    69,375      69,408
Securities purchased under agreements to resell ($34,658 at September 1996,
  $36,488 at June 1996, and $32,157 at December 1995) and federal funds sold                            34,686    36,544      32,157
Securities borrowed                                                                                     25,430    25,620      19,830
Loans                                                                                                   30,002    29,588      23,453
Less: allowance for credit losses                                                                        1,113     1,125       1,130
------------------------------------------------------------------------------------------------------------------------------------

Net loans                                                                                               28,889    28,463      22,323
Customers' acceptance liability                                                                            287       236         237
Accrued interest and accounts receivable                                                                 3,585     3,738       3,539
Premises and equipment                                                                                   3,068     3,387       3,339
Less: accumulated depreciation                                                                           1,236     1,492       1,412
------------------------------------------------------------------------------------------------------------------------------------
Premises and equipment, net                                                                              1,832     1,895       1,927
Other assets                                                                                             6,309     8,104       7,299
------------------------------------------------------------------------------------------------------------------------------------

Total assets                                                                                           211,648   198,765     184,879
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Noninterest-bearing deposits:
   In offices in the U.S.                                                                                2,115     1,906       3,287
   In offices outside the U.S.                                                                             917       750         744
Interest-bearing deposits:
   In offices in the U.S.                                                                                6,016     2,498       2,003
   In offices outside the U.S.                                                                          40,860    43,303      40,404
------------------------------------------------------------------------------------------------------------------------------------
Total deposits                                                                                          49,908    48,457      46,438
Trading account liabilities                                                                             45,601    44,267      45,289
Securities sold under agreements to repurchase ($58,318 at September 1996, $51,604 at June 1996,
  and $40,803 at December 1995) and federal funds purchased                                             61,094    55,114      45,099
Commercial paper                                                                                         4,448     5,102       2,801
Other liabilities for borrowed money                                                                    19,966    16,510      15,129
Accounts payable and accrued expenses                                                                    6,255     6,159       5,643
Liability on acceptances                                                                                   287       236         237
Long-term debt not qualifying as risk-based capital                                                      8,176     6,109       5,737
Other liabilities                                                                                        1,095     2,047       4,465
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       196,830   184,001     170,838
Long-term debt qualifying as risk-based capital                                                          3,740     3,733       3,590
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                      200,570   187,734     174,428

STOCKHOLDERS' EQUITY
Preferred stock (authorized shares: 10,400,000 at September 1996 and June 1996, and 10,000,000 at December 1995)
   Adjustable rate cumulative preferred stock, $100 par value (issued and outstanding: 2,444,300)          244       244         244
   Variable cumulative preferred stock, $1,000 par value (issued and outstanding: 250,000)                 250       250         250
   Fixed cumulative preferred stock, $500 par value (issued and outstanding: 400,000 at September          200       200          --
    and June 1996)
Common stock, $2.50 par value (authorized shares: 500,000,000;
   issued: 200,684,623 at September 1996, 200,683,373 at June 1996, and 200,678,373 at December
   1995)                                                                                                   502       502         502
Capital surplus                                                                                          1,442     1,435       1,430
Retained earnings                                                                                        8,392     8,281       7,731
Net unrealized gains on investment securities, net of taxes                                                317       367         566
Other                                                                                                      754       686         552
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                        12,101    11,965      11,275
Less: treasury stock (14,767,312 shares at September 1996, 14,083,799 shares at June 1996, and
  13,562,755 shares at December 1995) at cost                                                            1,023       934         824
------------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                              11,078    11,031      10,451
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                                             211,648   198,765     184,879
------------------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CONDITION
Morgan Guaranty Trust Company of New York
--------------------------------------------------------------------------------

Dollars in millions                                                                 September 30      December 31
                                                                                            1996             1995
                                                                                    -----------------------------
ASSETS
Cash and due from banks                                                                $   1,044        $   1,429
Interest-earning deposits with banks                                                       2,196            1,995
Debt investment securities available for sale carried at fair value                       21,899           23,767
Trading account assets                                                                    64,424           55,373
Securities purchased under agreements to resell and federal
  funds sold                                                                              26,262           20,996
Loans                                                                                     29,837           23,319
Less: allowance for credit losses                                                          1,112            1,129
-----------------------------------------------------------------------------------------------------------------

Net loans                                                                                 28,725           22,190
Customers' acceptance liability                                                              287              237
Accrued interest and accounts receivable                                                   3,230            3,420
Premises and equipment                                                                     2,737            2,967
Less: accumulated depreciation                                                             1,082            1,232
-----------------------------------------------------------------------------------------------------------------

Premises and equipment, net                                                                1,655            1,735
Other assets                                                                               2,778            4,571
-----------------------------------------------------------------------------------------------------------------

Total assets                                                                             152,500          135,713
-----------------------------------------------------------------------------------------------------------------

LIABILITIES
Noninterest-bearing deposits:
   In offices in the U.S.                                                                  2,114            3,275
   In offices outside the U.S.                                                               961              839
Interest-bearing deposits:
   In offices in the U.S.                                                                  6,029            1,975
   In offices outside the U.S.                                                            41,166           40,985
-----------------------------------------------------------------------------------------------------------------

Total deposits                                                                            50,270           47,074
Trading account liabilities                                                               38,650           39,197
Securities sold under agreements to repurchase and federal
 funds purchased                                                                          27,795           20,274
Other liabilities for borrowed money                                                      13,417            8,509
Accounts payable and accrued expenses                                                      4,464            4,187
Liability on acceptances                                                                     287              237
Long-term debt not qualifying as risk-based capital                                        4,275            2,786
Other liabilities                                                                          1,315            3,324
-----------------------------------------------------------------------------------------------------------------
                                                                                         140,473          125,588
Long-term debt qualifying as risk-based capital                                            2,517            1,659
-----------------------------------------------------------------------------------------------------------------

Total liabilities                                                                        142,990          127,247

STOCKHOLDER'S EQUITY
Preferred stock, $100 par value (authorized shares: 2,500,000)                                --               --
Common stock, $25 par value (authorized shares: 11,000,000 at September
 1996 and 10,000,000 at December 1995; outstanding: 10,599,027 at September 1996
 and 10,000,000 at December 1995)                                                            265              250
Surplus                                                                                    3,140            2,820
Undivided profits                                                                          5,971            5,136
Net unrealized gains on investment securities, net of taxes                                  143              264
Foreign currency translation                                                                  (9)              (4)
-----------------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                                 9,510            8,466
-----------------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                               152,500          135,713
-----------------------------------------------------------------------------------------------------------------


Prior period balances were restated to reflect the merger of J.P. Morgan Delaware with Morgan Guaranty Trust Company effective June 1996.

Member of the Federal Reserve System and the Federal Deposit Insurance Corporation.

COMBINED TRADING AND RELATED NET INTEREST REVENUE
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

Dollars in millions





                            Fixed                 Foreign                Proprietary
                            Income    Equities    Exchange  Commodities      Unit          Total
------------------------------------------------------------------------------------------------
Third Quarter 1996
Trading revenue             $  403       $  43        $ 59       ($15)       $  20        $  510
Net interest revenue*           45          (4)          5          4           15            65
------------------------------------------------------------------------------------------------
Combined total                 448          39          64        (11)          35           575

------------------------------------------------------------------------------------------------
Third Quarter 1995
Trading revenue             $  267       $  75        $ 26       $  6        $  25        $  399
Net interest revenue            41         (23)          3         --            5            26
------------------------------------------------------------------------------------------------
Combined total                 308          52          29          6           30           425

------------------------------------------------------------------------------------------------
Second Quarter 1996
Trading revenue             $  331       $ 124        $109       $  5        $ 128        $  697
Net interest revenue            54          (9)          5         (5)          (3)           42
------------------------------------------------------------------------------------------------
Combined total                 385         115         114         --          125           739

------------------------------------------------------------------------------------------------
Nine Months 1996
Trading revenue             $1,267       $ 261        $236       $ 24        $ 177        $1,965
Net interest revenue*          168         (56)         15         (3)          13           137
------------------------------------------------------------------------------------------------
Combined total               1,435         205         251         21          190         2,102

------------------------------------------------------------------------------------------------
Nine Months 1995
Trading revenue             $  420       $ 213        $190       $ 37        $ 147        $1,007
Net interest revenue           163         (80)         10          2           20           115
------------------------------------------------------------------------------------------------
Combined total                 583         133         200         39          167         1,122

* Estimated

ASSET QUALITY
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------


NONPERFORMING ASSETS
                              September 30    June 30  December 31  September 30
Dollars in millions                   1996       1996         1995          1995
                              ------------    -------  -----------  ------------
Impaired loans:
   Commercial and industrial          $125       $ 96         $ 67          $135
   Other                                34         36           48            50
--------------------------------------------------------------------------------
                                       159        132          115           185

Restructuring countries                  2          2            2             2
--------------------------------------------------------------------------------

Total impaired loans                   161        134          117           187

Other nonperforming assets              --         --            1             1
--------------------------------------------------------------------------------

Total nonperforming assets             161        134          118           188
--------------------------------------------------------------------------------




ALLOWANCE FOR CREDIT LOSSES
                             September 30      June 30  December 31 September 30
Dollars in millions                  1996         1996         1995         1995
                             ------------      -------  ----------- ------------
Allowance for credit losses        $1,113       $1,125       $1,130       $1,132
--------------------------------------------------------------------------------

                                        Third Quarter             Nine Months
                                       ----------------        -----------------
                                       1996        1995        1996        1995
                                       ----------------        -----------------
Charge-offs:
   Commercial and industrial           ($12)       ($11)       ($28)       ($31)
   Other                                 (4)         --          (7)         (6)
Recoveries                                4          11          18          38
--------------------------------------------------------------------------------